Exhibit 99.1

PRESS RELEASE

2950 North Loop West, Suite 700

Houston, TX 77092

Phone: (713) 685-8082 Fax: (713) 683-7841

NATCO Group Announces 4th Quarter 2005 Results

•    Record Quarterly Segment Profit of $11.5 Million

•    Quarterly Bookings of $128.9 Million

•    Updates 2006 Guidance

NATCO Group Inc. (NYSE: NTG) announced today revenue for the fourth quarter of 2005 of $114.8 million, an increase of 25% over fourth quarter 2004 revenue of $91.8 million. Net income allocable to common stockholders for the fourth quarter of 2005 was $6.0 million, or $0.33 per diluted share compared to a net loss allocable to common stockholders for the fourth quarter of 2004 of $0.4 million, or $0.02 per diluted share.

The fourth quarter 2005 results include $0.5 million of previously announced severance and separation expense as well as $0.1 million of foreign exchange transaction gains as compared to $1.3 million of severance and separation expense and $0.8 million of foreign exchange transaction losses in the fourth quarter 2004. Additionally, the effective tax rate for each period has been impacted by tax valuation reserve adjustments. Without these special items, and adjusting to a normalized effective tax rate, net income allocable to common stockholders for the fourth quarter of 2005 would have been $5.1 million, or $0.29 per diluted share, compared with $2.3 million, or $0.14 per diluted share, for the same period last year (See Unaudited Reconciliation of Earnings and Earnings Per Share to Non-GAAP Disclosures).

Segment profit increased to $11.5 million for the fourth quarter 2005, up 58% from $7.3 million for the fourth quarter of 2004. Bookings for the fourth quarter of 2005 were $128.9 million, up 43% from fourth quarter 2004 bookings of $90.3 million.

John U. Clarke, NATCO’s Chairman and CEO said, “We are pleased with the meaningful contribution to our results from each of our operating segments in the fourth quarter - which helped contribute to our record results. Meanwhile, our domestic and international operations continue to build on each successive quarter’s momentum.”

For the full year, the Company posted revenue of $400 million, up 25% over 2004; segment profit of $36.4 million, up 77% over 2004; and, net income allocable to common shareholders, in 2005, of $12.7 million, or $0.77 per diluted share for 2005, compared with a net loss allocable to common shareholders of $0.9 million, or $0.06 per diluted share for 2004. Excluding previously announced special items incurred in each period, and normalizing each period’s tax rate to adjust for tax valuation allowance changes, net income allocable to common shareholders for 2005 would have been $14.3 million, or $0.86 per diluted share, compared to $4.8 million, or $0.30 per diluted share for 2004.

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The increase in revenue and segment profit over the prior year’s fourth quarter was primarily due to the strong performance of the Company’s Oil & Water Technologies segment, resulting from increased sales of standard and traditional equipment and services in North America and a significant increase in sales of built-to-order systems, particularly in the Middle East. Also, while contributing slightly less to the quarterly results than in the prior year, the Company’s Gas Technologies segment increased its earnings contribution from new built-to-order systems and from higher throughput at its West Texas CO2 processing facility, offset by a reduction in replacement membrane sales from the prior year’s quarters. The Company’s Automation & Controls business showed modest improvement in the fourth quarter of 2005 compared to the fourth quarter of 2004 as a result the continuing strong contribution from its West African field service operations and partial recovery during the quarter from the impact of hurricanes Katrina and Rita.

For the fourth quarter of 2005, the Company’s Oil & Water Technologies segment increased revenue over the fourth quarter of 2004 by 30% to $87.0 million. Segment profit increased $4.7 million to $5.2 million. Results benefited from success in winning and executing a number of Middle East projects and from high activity levels in North America. Fourth quarter 2005 bookings for the segment increased 45% to $105.4 million from $72.7 million for the fourth quarter of 2004 as a result of increased awards for the Company’s standard and traditional products in the U.S. Revenue and segment profit were $302.8 million and $12.0 million, respectively for 2005, compared with $235.0 million and $0.2 million, respectively for 2004.

Revenue from the Company’s Gas Technologies segment was $10.7 million in the fourth quarter of 2005, compared to $12.5 million in the fourth quarter of 2004. Segment profit for the fourth quarter of 2005 was $4.8 million compared with $5.5 million in the prior year period primarily as the result of lower membrane replacement sales activity in the current year offset, in part, by higher sales of CO2 membrane built-to-order projects and higher throughput at the Company’s West Texas CO2 processing facility. Bookings in the fourth quarter totaled $5.2 million, compared with $6.7 million of bookings in the fourth quarter 2004. Subsequent to the fourth quarter of 2005, the Company was awarded a $13.7 million scope addition to an existing platform in the Gulf of Thailand. Revenue and segment profit were $38.7 million and $19.2 million, respectively for 2005, compared with $41.3 million and $18.2 million, respectively for 2004.

Revenue and segment profit contribution from the Company’s Automation & Controls segment in the fourth quarter 2005 increased 24% and 17% over the prior year’s comparable period to $17.8 million and $1.5 million, respectively. This segment’s results continued to be positively impacted by the 2005 addition of an Angolan field service contract, as well as increasing Gulf of Mexico field service activity during the quarter offset, in part, by early period effects of last summer’s Gulf Coast hurricanes. Revenue and segment profit were $63.5 million and $5.1 million, respectively for 2005, compared with $49.7 million and $2.2 million, respectively for 2004.

Weighted average shares increased during the quarter as a result of the impact of the Company’s outstanding convertible preferred shares and employee stock options. For the quarter ended December 31, 2005, the Company had approximately 19.1 million fully diluted weighted average shares of common stock outstanding including 1.9 million shares associated with the convertible preferred shares. For the quarter ended December 31, 2004 the Company had 15.7

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million fully diluted weighted average shares outstanding. The convertible preferred shares were not determined to be dilutive for the full year 2005 and, as such, have not been included in the calculation of fully diluted weighted average shares outstanding used in the calculation of 2005 earnings per share.

Higher cash collections resulting from increased business activities and working capital efficiencies contributed to a $6.5 million reduction in quarter end debt from the September 30, 2005 balance to $27.4 million at December 31, 2005. During 2005, we reduced our outstanding debt by $18.1 million, or approximately 40%.

Mr. Clarke concluded, “In 2005, bookings outpaced revenue by approximately $94 million, a trend that continued in the fourth quarter. While 2005 was a record year for NATCO, we enter 2006 with a historically high backlog of $171 million. We anticipate 2006 to be another strong year with increasing opportunities for NATCO. Each of our segments continues to experience high activity levels as well as improving profitability in their respective businesses giving us confidence in our outlook.”

As a result, the Company is updating 2006 guidance with respect to revenue, now estimated at $500 to $525 million, segment profit of $55 to $60 million and earnings per diluted common share, excluding special charges, of $1.50 to $1.60.

For the first quarter 2006, the Company expects revenue of $115 to $120 million and segment profit of $12.0 to $12.5 million.

The Company will hold its quarterly earnings conference call on Thursday, February 23rd at 9:00 a.m. Central time. Interested parties are directed to the investor relations page on the Company’s website for information on accessing the conference call or webcast.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for nearly 80 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. Forward looking statements in this press release include, but are not limited to, revenue, earnings and segment profit guidance and discussions regarding hurricane impacts, markets and demand for our products. These statements may differ materially from actual future events or results. Further, bookings and backlog are not necessarily indicative of future results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A and Quarterly Reports on Form 10-Q, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements.

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NATCO GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,198	$2,194
Trade accounts receivable, less allowance for doubtful accounts of $1,123 and $1,229 as of December 31, 2005 and 2004, respectively	111,770	83,556
Inventories	37,194	38,639
Deferred income tax assets, net	3,465	3,395
Prepaid expenses and other current assets	3,612	3,901

Total current assets	$165,239	$131,685
Property, plant and equipment, net	33,263	35,917
Goodwill, net	80,891	80,676
Deferred income tax assets, net	3,329	3,216
Other assets, net	1,021	1,083

Total assets	$283,743	$252,577

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable and other	$48,720	$45,373
Accrued expenses and other	41,781	27,840
Customer advances	18,272	10,453
Current portion of long-term debt	6,429	6,526
Income taxes payable	890	1,425

Total current liabilities	$116,092	$91,617
Long-term debt	20,964	38,935
Long-term deferred tax liabilities	483	387
Postretirement benefit and other long-term liabilities	9,812	11,226

Total liabilities	$147,351	$142,165

Commitments and contingencies	—	—

Series B redeemable convertible preferred stock (aggregate redemption value of $15,000), $.01 par value. 15,000 shares authorized, issued and outstanding (net of issuance costs)	$14,222	$14,222

Stockholders’ equity:
Preferred stock $.01 par value. Authorized 5,000,000 shares (of which 500,000 are designated as Series A and 15,000 are designated as Series B); no shares issued and outstanding (except Series B shares above)	—	—
Series A preferred stock, $.01 par value. Authorized 500,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 50,000,000 shares; issued and outstanding 16,914,052 and 15,890,534 shares as of December 31, 2005 and 2004, respectively	169	158
Additional paid-in capital	101,671	97,044
Accumulated earnings	19,916	7,229
Treasury stock, 2,550 and 852,819 shares at cost as of December 31, 2005 and 2004, respectively	(22)	(8,335)
Accumulated other comprehensive gain	436	94

Total stockholders’ equity	$122,170	$96,190

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$283,743	$252,577

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NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Products	$89,927	$75,973	$320,943	$264,255
Services	24,854	15,835	79,543	57,196

Total Revenues	$114,781	$91,808	$400,486	$321,451
Cost of goods sold:
Products	$73,520	$61,699	$260,820	$214,706
Services	13,009	8,781	42,882	32,011

Total Cost of goods sold	$86,529	$70,480	$303,702	$246,717
Gross profit	$28,252	$21,328	$96,784	$74,734
Selling, general and administrative expense	16,762	14,065	60,409	54,230
Depreciation and amortization expense	1,295	1,326	5,226	5,376
Closure, severance and other	539	1,336	2,663	4,098
Interest expense	782	1,125	3,815	3,846
Write-off of unamortized loan costs	—	—	—	667
Interest cost on postretirement benefit liability	137	155	767	830
Interest income	(16)	—	(86)	(123)
Other, net	(127)	758	1,939	2,153

Income before income taxes	8,880	2,563	22,051	3,657
Income tax provision	2,505	2,579	7,866	3,043

Net income	$6,375	$(16)	$14,185	$614
Preferred stock dividends	375	375	1,500	1,500

Net income (loss) allocable to common stockholders	$6,000	$(391)	$12,685	$(886)

Earnings (loss) per share allocable to common stockholders-basic	$0.36	$(0.02)	$0.78	$(0.06)
Earnings (loss) per share allocable to common stockholders-diluted	$0.33	$(0.02)	$0.77	$(0.06)

Basic weighted average number of shares of common stock outstanding	16,633	15,734	16,163	15,824
Diluted weighted average number of shares of common stock outstanding	19,081	15,734	16,565	15,824

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NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED SEGMENT INFORMATION (1)

(in thousands, except percentages)

	Three Months Ended			Twelve Months Ended December 31,
	December 31,		September 30,
	2005	2004	2005	2005	2004
Revenue:
Oil & Water Technologies	$87,038	$66,955	$76,212	$302,843	$235,013
Gas Technologies	10,726	12,500	12,798	38,698	41,344
Automation & Controls	17,827	14,275	14,742	63,549	49,717
Eliminations	(809)	(1,923)	(1,352)	(4,604)	(4,623)

Total revenue	$114,782	$91,807	$102,400	$400,486	$321,451

Gross profit:
Oil & Water Technologies	$18,256	$11,922	$14,398	$59,842	$44,604
Gas Technologies	6,247	6,595	7,830	24,101	22,139
Automation & Controls	3,749	2,811	2,621	12,841	7,991

Total gross profit	$28,252	$21,328	$24,849	$96,784	$74,734

Gross profit % of revenue:
Oil & Water Technologies	21.0%	17.8%	18.9%	19.8%	19.0%
Gas Technologies	58.2%	52.8%	61.2%	62.3%	53.5%
Automation & Controls	21.0%	19.7%	17.8%	20.2%	16.1%
Total gross profit % of revenue	24.6%	23.2%	24.3%	24.2%	23.2%

Operating expenses:
Oil & Water Technologies	$13,102	$11,432	$11,437	$47,810	$44,445
Gas Technologies	1,450	1,135	1,283	4,877	3,978
Automation & Controls	2,210	1,498	1,925	7,722	5,807

Total operating expenses	$16,762	$14,065	$14,645	$60,409	$54,230

Segment profit (EBITDA): (2)
Oil & Water Technologies	$5,155	$490	$2,961	$12,033	$159
Gas Technologies	4,797	5,461	6,546	19,224	18,161
Automation & Controls	1,538	1,312	697	5,118	2,184

Total segment profit	$11,490	$7,263	$10,204	$36,375	$20,504

Segment profit % of revenue:
Oil & Water Technologies	5.9%	0.7%	3.9%	4.0%	0.1%
Gas Technologies	44.7%	43.7%	51.1%	49.7%	43.9%
Automation & Controls	8.6%	9.2%	4.7%	8.1%	4.4%
Total segment profit % of revenue	10.0%	7.9%	10.0%	9.1%	6.4%

Bookings:
Oil & Water Technologies	$105,412	$72,726	$92,122	$379,327	$247,240
Gas Technologies	5,244	6,667	24,445	47,092	42,696
Automation & Controls	18,219	10,879	18,442	67,518	45,137

Total bookings	$128,875	$90,272	$135,009	$493,937	$335,073

	As of December 31,		As of September 30,
	2005	2004	2005
Backlog:

Oil & Water Technologies	$149,772	$72,655	$131,383
Gas Technologies	10,426	2,032	15,908
Automation & Controls	10,826	2,887	9,640

Total backlog	$171,024	$77,574	$156,931

(1)	The Company restructured its organization effective as of January 1, 2005 into three new operating segments; Oil & Water Technologies, Gas Technologies and Automation & Controls. In addition, corporate costs are now allocated to the three operating segments instead of being reported on a stand alone basis. The prior year comparative information in this press release has been restated to conform to the current presentation.

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(2)	Total segment profit (EBITDA) is a non-GAAP financial measure that can be reconciled to the unaudited consolidated statement of operations as shown below. The Company believes that segment profit is one of the primary drivers and provides a more meaningful presentation for measuring the liquidity and performance of the Company.

	(in thousands)
	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2005	2004	2005	2005	2004
Total segment profit:	$11,490	$7,263	$10,204	$36,375	$20,504
Net interest expense	766	1,125	937	3,729	3,723
Depreciation and amortization	1,295	1,326	1,276	5,226	5,376
Closure, severance and other	539	1,336	2,076	2,663	4,098
Write-off of unamortized loan costs	—	—	—	—	667
Interest cost on postretirement benefit liability	137	155	210	767	830
Other, net	(127)	758	1,630	1,939	2,153

Income before income taxes	$8,880	$2,563	$4,075	$22,051	$3,657
Income tax provision	2,505	2,579	1,686	7,866	3,043

Net income	$6,375	$(16)	$2,389	$14,185	$614
Preferred stock dividends	375	375	375	1,500	1,500

Net income (loss) allocable to common stockholders	$6,000	$(391)	$2,014	$12,685	$(886)

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NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS PER SHARE TO

NON-GAAP DISCLOSURES

(in thousands, except per share data)

	For the Quarter Ended December 31, 2005
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$6,375
Certain adjustments:
Closure, severance and other	539
Foreign exchange transaction gains	(115)
Tax effect of certain adjustments	(144)
Tax valuation allowance adjustments	(1,070)
Impact of change in annual effective tax rate on quarter	(90)

Adjusted net income	$5,495
Preferred stock dividends	(375)

Income allocable to common shareholders (adjusted for certain items)	$5,120

Basic EPS (adjusted for certain items):
Income allocable to common stockholders	$5,120	16,633	$0.31

Effect of dilutive securities
Stock options and restricted stock		526
Preferred stock	375	1,922

Diluted EPS (adjusted for certain items):
Income allocable to common stockholders	$5,495	19,081	$0.29

	For the Quarter Ended December 31, 2004
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$(16)
Certain adjustments:
Closure, severance and other	1,336
Foreign exchange transaction losses	752
Tax effect of certain adjustments	(650)
Tax valuation allowance adjustments	1,082
Impact of change in annual effective tax on quarter	123

Adjusted net income	$2,627
Preferred stock dividends	(375)

Income allocable to common shareholders (adjusted for certain items)	$2,252

Basic EPS (adjusted for certain items):
Income allocable to common stockholders	$2,252	15,734	$0.14

Effect of dilutive securities
Stock options	—	77

Diluted EPS (adjusted for certain items):
Income allocable to common stockholders	$2,252	15,811	$0.14

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NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS PER SHARE TO

NON-GAAP DISCLOSURES

(in thousands, except per share data)

	For the Year Ended December 31, 2005
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$14,185
Certain adjustments:
Closure, severance and other	2,663
Foreign exchange losses	55
Gain on sale of assets	(1,027)
Revaluation of warrants	1,778
Tax effect of certain adjustments	(585)
Valuation allowance adjustment	(1,235)

Adjusted net income	$15,834
Preferred stock dividends	(1,500)

Income allocable to common shareholders (adjusted for certain items)	$14,334

Basic EPS (adjusted for certain items):
Income allocable to common stockholders	$14,334	16,163	$0.89

Effect of dilutive securities
Stock options, restricted stock and warrants		401
Preferred stock	1,500	1,922

Diluted EPS (adjusted for certain items):
Income allocable to common stockholders	$15,834	18,486	$0.86

	For the Year Ended December 31, 2004
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$614
Certain adjustments:
Closure, severance and other	4,098
Foreign exchange losses	2,051
Write off of deferred loan costs	667
Revaluation of warrants	41
Tax effect of certain adjustments	(2,285)
Valuation allowance adjustments	1,082

Adjusted net income	$6,268
Preferred stock dividends	(1,500)

Income allocable to common shareholders (adjusted for certain items)	$4,768

Basic EPS (adjusted for certain items):
Income allocable to common stockholders	$4,768	15,824	$0.30

Effect of dilutive securities
Stock options	—	92

Diluted EPS (adjusted for certain items):
Income allocable to common stockholders	$4,768	15,916	$0.30